UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2014
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06    Material Impairments.

On February 7, 2014, Itron, Inc. (Itron or the Company) concluded it would take a pre-tax, non-cash charge of $173.2 million for impairment of goodwill in its Electricity segment and reporting unit in the fourth quarter of 2013. The Company tests goodwill for impairment each year as of October 1st, or more frequently should a significant impairment indicator occur. This impairment, in connection with the annual testing, was driven primarily by delays in global smart grid projects and lower volumes and pricing pressures in certain regions in Europe and Asia/Pacific. The revised forecast reduced the estimated fair value of the Electricity reporting unit, which was less than the carrying value.

The balance of goodwill in the Electricity segment before and after the impairment was, as follows:

Beginning Balance at October 1, 2013	Estimated Impairment	Ending Balance at October 1, 2013

$230,941	$173,249	$57,692

This $173.2 million impairment charge does not affect the debt covenants under the Company’s existing credit facility and does not directly affect the Company’s liquidity. A portion of the impairment charge was deductible for income tax purposes, and we recognized a deferred tax benefit of $11.8 million.

The Gas and Water segments did not incur any impairment as a result of the annual impairment testing.

Changes in market demand, fluctuations in the economies in which we operate, volatility and decline in the worldwide equity markets, or a significant decline in our market capitalization could negatively impact the carrying value of our goodwill, which could have a significant effect on our current and future results of operations and financial condition.

In addition, in conjunction with the lower forecast in the Electricity business, we recognized a valuation allowance of $19.1 million against deferred tax assets in France. A valuation allowance is required by U.S. generally accepted accounting principles if it is more likely than not that all or a part of a deferred tax asset cannot be realized in the future.

Item 8.01    Other Events.

On February 7, 2014, Itron’s Board of Directors authorized a new repurchase program of up to $50 million of Itron’s common stock over a twelve-month period, which will take effect upon the completion of the current repurchase program on March 7, 2014.  Repurchases will be made in the open market or in privately negotiated transactions and in accordance with applicable securities laws. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Share repurchase program press release dated February 12, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ STEVEN M. HELMBRECHT
Dated: February 12, 2014		Steven M. Helmbrecht
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 12, 2014.